Exhibit (a)(1)(D)

OFFER TO PURCHASE FOR CASH

BY
VAPOR CORP.

of up to 32,262,152 Series A Warrants for $0.22 in Cash per Series A Warrant

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, EASTERN TIME, ON JANUARY 9, 2017, UNLESS THE TENDER OFFER IS EXTENDED.

December 7, 2016

To Our Clients:

Enclosed for your consideration are the Offer To Purchase for Cash, dated December 7, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) (the Offer to Purchase and the Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Vapor Corp., a corporation incorporated under the laws of the State of Delaware (the “Company”), to the holders of the Company’s outstanding Series A Warrants (the “Series A Warrants”). The Company is offering to purchase for cash up to an aggregate of 32,262,152 of its outstanding Series A Warrants at a purchase price of $0.22 per Series A Warrant, less applicable withholding taxes and without interest. Each Series A Warrant can be exercised for common stock on a fixed price basis, or on a cashless basis for a variable number of shares, with the ratio depending in part on the market value of our common stock. For each outstanding Series A Warrant tendered by holders, the Company will pay the holder the purchase price of $0.22 in cash per Series A Warrant validly tendered and not validly withdrawn on the Expiration Date, less applicable withholding taxes and without interest. The “Offer Period” is the period of time commencing on December 7, 2016 and ending at midnight, Eastern time, on January 9, 2017, or such later date to which the Company may extend the Offer (the “Expiration Date”). All references to the number of Series A Warrants and number of shares of the Company’s common stock are on a pre-split basis without giving effect to the 1:70 reverse stock split effected on March 8, 2016 and the 1:20,000 reverse stock split effected on June 1, 2016.

SERIES A WARRANTS NOT VALIDLY TENDERED AND ACCEPTED IN THE OFFER WILL OTHERWISE REMAIN SUBJECT TO THEIR ORIGINAL TERMS.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO PURCHASE THE SERIES A WARRANTS. HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE.

You may tender and sell some or all of your Series A Warrants. Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal, to submit your Series A Warrants.

On the terms and subject to the conditions of the Offer, the Company will allow you to sell up to all Series A Warrants properly tendered before the Expiration Date and not properly withdrawn. For each outstanding Series A Warrant properly tendered in the Offer (and not withdrawn) and accepted by the Company, the Company will pay you $0.22 in cash, less applicable withholding taxes and without interest.

We are the owner of record of Series A Warrants held for your account. As such, we are the only ones who can tender your Series A Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender and sell Series A Warrants we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Series A Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	For each outstanding Series A Warrant that you tender, the Company will pay you $0.22 in cash.

2.	The Offer is subject to certain conditions set forth in Sections 9 of the Offer to Purchase.

3.	The Offer and withdrawal rights will expire at midnight, Eastern time, on January 9, 2017, unless the Company extends the Offer.

4.	The Offer is for up to 32,262,152 Series A Warrants of the Company. If more than 32,262,152 Series A Warrants are duly tendered and not properly withdrawn, the Company will purchase warrants from tendering warrant holders on a pro rata basis (disregarding fractions), based on the ratio of the number of Series A Warrants properly tendered and not properly withdrawn by each warrant holder, to the total number of Series A Warrants properly tendered and not withdrawn by all of the warrant holders (the “Pro Rata Reduction”).

5.	Tendering Series A Warrant holders who are registered Series A Warrant holders or who tender their Series A Warrants directly to Equity Stock Transfer, LLC, the Depositary for the Offer (the “Depositary”), Telephone Toll Free: (855) 557-4647, Main Phone: (212) 575-5757, will not be obligated to pay any brokerage commissions.

If you wish to have us tender any or all of your Series A Warrants, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Series A Warrants, subject to any Pro Rata Reduction, we will tender for sale all your Series A Warrants unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at midnight, Eastern time, on January 9, 2016, unless the Offer is extended.

The Offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all holders of Series A Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Series A Warrants residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, officers, or employees, the Depositary or the Information Agent makes any recommendation to any Series A Warrant holder as to whether to tender or refrain from tendering any Series A Warrants. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to tender your Series A Warrants and, if so, how many Series A Warrants to tender. In doing so, you should read carefully the information in the Offer to Purchase and the Letter of Transmittal.

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INSTRUCTION FORM WITH RESPECT

TO

OFFER TO PURCHASE FOR CASH

BY

VAPOR CORP.

of up to 32,262,152 outstanding Series A Warrants for $0.22 in Cash Per Series A Warrant

The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase for Cash, dated December 7, 2016 (the “Offer to Purchase”), and the Letter of Transmittal (the “Letter of Transmittal”) (the Offer to Purchase and the Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Vapor Corp., a corporation incorporated under the laws of the State of Delaware (the “Company,”) to the holders of the Company’s outstanding Series A Warrants (the “Series A Warrants”). The Company is offering to purchase for cash up to an aggregate of 32,262,152 outstanding Series A Warrants. Each Series A Warrant can be exercised for common stock on a fixed price basis, or on a cashless basis for a variable number of shares, with the ratio depending in part on the market value of our common stock. Subject to the conditions set forth in the Offer to Purchase, the Company will purchase in the Offer up to 32,262,152 Series A Warrant validly tendered and not validly withdrawn on the Expiration Date for a cash purchase price of $0.22 per Series A Warrant, less applicable withholding taxes and without interest. The “Offer Period” is the period of time commencing on December 7, 2016 and ending at midnight, Eastern time, on January 9, 2017, or such later date to which the Company may extend the Offer (the “Expiration Date”).

The undersigned hereby instructs you to tender the number of Series A Warrants indicated below or, if no number is indicated, all Series A Warrants you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

By participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature, and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s securities is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Offer, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

(continued on following page)

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Number of Series A Warrants to be tendered by you for the account of the undersigned:

*Unless otherwise indicated it will be assumed that all Series A Warrants held by us for your account are to be tendered.

Signature(s):

Name(s):

(Please Print)

Taxpayer Identification Number Or Social Security Number: ___________________________________________

Address(es):

(Including Zip Code)

Area Code/Phone Number:

Date: ________________, 201__

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